Conflict Minerals Report
Section I - Introduction of Applicability

Pursuant to Rule 13p-1 under the Securities Exchange Act of 1934, this report was prepared for the reporting period January 1, 2017 to December 31, 2017 (the “Reporting Period”).

Halliburton Company (the “Company,” “Halliburton,” “we,” or “our”) is a leading provider of services and products to the upstream oil and natural gas industry. Halliburton has manufacturing operations in various locations, the most significant of which are located in the United States, Canada, Malaysia, Singapore, and the United Kingdom.

Halliburton comprises 14 product service lines (PSLs). The PSLs operate in two divisions: the Completion and Production division and the Drilling and Evaluation division. Our Consulting & Project Management PSL works across both divisions and is the spearhead of our integrated-services strategy. Its financial results are included in the Drilling and Evaluation division. PSLs are primarily responsible and accountable for strategy, technology development, process development, people development and capital allocation.

Completion and Production Division

•	Artificial Lift

•	Cementing

•	Completion Tools

•	Multi-Chem

•	Pipeline & Process Services

•	Production Enhancement

•	Production Solutions

Drilling and Evaluation Division

•	Baroid

•	Drill Bits & Services

•	Landmark

•	Sperry Drilling

•	Testing & Subsea

•	Wireline & Perforating

Supporting Both Divisions

•	Consulting & Project Management

During the Reporting Period, products manufactured, or contracted to be manufactured, contained one or more of the following minerals: tantalum, tin, tungsten, or gold (3TG). Listed below are examples of where 3TG may be present in Halliburton products:

Metal	Industry Applications	Applications in Halliburton
Tantalum Refined from Columbite-Tantalite (Coltan)	Capacitors, Resistors	Tantalum Capacitors, Alloys
Tin Refined from Cassiterite	Chemical Solutions, Capacitors Electrodes, Tin Alloys, Dioxide, Electroplating	Integrated Circuits, Pins, Resistors, Capacitors, PCBs, and Soldering
Tungsten Refined from Wolframite	Tungsten Carbide, Alloy, Light Bulb, Heating Elements, and Tungsten Inert Gas Welding	Electrodes, Tungsten Carbide (Drill Bits), Welding
Gold	Electrical Wiring, Connectors, Contact, and Gold Plating	Contacts, Pins, Connectors, Cable Harness, Wire Harness, Gold Plating
Section II - Reasonable Country of Origin Inquiry (RCOI)

We conducted an RCOI among our suppliers on the source and chain of custody of certain minerals necessary to the functionality or production of a product manufactured or contracted to be manufactured by the Company (the Products) during the Reporting Period to determine whether they originated from the Democratic Republic of the Congo (DRC) or an adjoining country.

The RCOI for the Reporting Period was designed in accordance with the Organisation for Economic Co-operation and Development (OECD) Due Diligence Framework for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (the OECD Framework). Our suppliers were asked to complete the Conflict Minerals Reporting Template (CMRT), a survey tool developed by the Responsible Minerals Initiative (RMI), formerly known as the Conflict-Free Sourcing Initiative (CFSI). The CMRT is commonly utilized to identify smelters or refiners (SORs). Suppliers were provided the option of submitting the required information through an online survey version of the template directly on our third-party service provider’s platform or through email with the MS Excel version attached for upload to the platform. Only CMRTs, version 5.10 or higher, were accepted.

Section III - Design of Conflict Minerals Program and Due Diligence Measures

We are a downstream purchaser of products that include conflict minerals. We designed our program in accordance with the 5-Step OECD Framework as follows:
OECD Step 1: Establish strong company management systems

•
Strengthened our Supplier Ethics Statement, maintained on our external website at http://www.halliburton.com/en-US/about-us/supplier-relations/Policies-and-Procedures.page?node-id=hp11nobm, to reflect our commitment and expectation of supplier commitment to ethical business behavior, conflict-free sourcing, and human rights. Suppliers were notified via our RCOI email;

•
Updated our Human Rights Statement, also maintained on our external website at http://www.halliburton.com/en-US/about-us/corporate-governance/halliburton-human-rights.page?node-id=hgeyxt6w&SRC=Footer, to better reflect our long-standing commitment to uphold human rights as defined by the United Nations Universal Declaration of Human Rights (UDHR);

•
Continued to require conflict-free materials and products from suppliers as outlined in our Master Purchase Agreement (MPA) and standard Purchase Order Terms & Conditions templates. Additionally, suppliers and their business partners are now also contractually bound to protect and uphold the fundamental human rights of their employees as stated in the UDHR;

•
Updated our internal Conflict-Free Sourcing Policy to align our conflict minerals program description with the 5-step OECD Framework to ensure our employees are clearly aware of their responsibilities under the act to use suppliers who do not source 3TG from uncertified SORs;

•	Enhanced supplier selection process by expanding our criteria to include additional sales order types;

•
Operated a cross-functional internal team among the Procurement, Material Management, Finance, Information Technology, and Law departments led by our Procurement, Materials & Logistics (PM&L) Risk Management & Reporting Group;

•	Retained a third-party service provider to query our applicable suppliers using the CMRT;

•
Established a system of controls and transparency by developing a due diligence process using the CMRT, including evaluating and scoring the risk presented by each smelter, refiner, and respondent (supplier providing a CMRT) based on the SORs indicated and due diligence program described;

•
Contracted for a platform to upload 2017 supplier information. The platform tracked supplier responses on a real-time basis and allowed us to leverage better data reporting and to take action for non-responsive suppliers;

•	Stored relevant records in an electronic database on a SharePoint site;

•	Granted all in-scope suppliers a free membership with access to training and information on conflict minerals provided by our third-party service provider;

•
Educated suppliers upon request on Dodd-Frank Action Section 1502, how the Conflict Mineral Rule applies to them and why it is important to respond to our RCOI. Also, provided resources in addition to those from our third-party service provider;

•
Developed two short training videos providing a general overview of the Dodd-Frank Act Section 1502 and its requirements for employees to use as a quick reference and continued to provide Supply Chain employees access to the RMI eLearning Academy “Conflict Minerals” course; and

•
Continued to make our Ethics Helpline available for suppliers to report any violations of the law or violations of our Code of Business Conduct. The RMI also established a grievance mechanism which its members, stakeholders, and the public can utilize to raise concerns about the initiative, the audit program, protocols, SOR operations that fall in-scope of the Responsible Minerals Assurance Process (RMAP), formerly the Conflict-Free Smelter Program (CFSP), audit quality and auditor competencies, minerals supply chains and upstream/downstream initiatives.

OECD Step 2: Identify and assess risks in the supply chain

•	Identified tier one suppliers that supply products to Halliburton which may contain 3TG, which were selected in good faith based on the following criteria:

◦	Products supplied to Halliburton plants within the Reporting Period;

◦	Harmonized Tariff Codes and Material Groups of supplied products that may contain metal;

◦	Product sales from Halliburton procurement plants to third party customers; and

◦	Halliburton newly acquired manufacturers with the reporting obligations pursuant to Rule 13p-1 under the Securities Exchange Act of 1934;

•	Conducted a survey using the CMRT and our third-party platform, which included a phone number and email address for suppliers and internal stakeholders to correspond;

•
Created a product list for distributors to work with second-tier suppliers and asked distributors for a product-level CMRT, including directly interacting with second-tier suppliers requesting their responses;

•	Implemented deadlines for suppliers’ CMRT submissions, including requiring our tier one suppliers to provide an updated CMRT if additional information became available;

•
Followed up with non-responsive suppliers requesting their responses, through phone calls and emails, including up to six email reminders and two phone call reminders from our third-party service provider;

•	Initiated an escalation process which consisted of direct outreach by Halliburton to non-responsive tier one suppliers requesting their participation in the program;

•
Evaluated supplier CMRT responses for plausibility, consistency, and gaps. Contacted suppliers on a bi-weekly basis as needed to address questions. Reached out up to three times to engage supplier to answer questions;

•
Compared the SORs identified by the supply chain with the following internationally accepted audit standards to determine which SORs are considered “DRC Conflict-Free”: the RMAP, the London Bullion Market Association (LBMA) and the Responsible Jewellery Council (RJC); and,

•	As a member of the RMI (Halliburton member code HALL), we:

◦	support engagement by the RMI with SOR(s) and the obtainment of information on country of origin and transit and transportation routes used between mine and SORs;

◦	support the RMI RMAP, which includes an assessment of whether SORs have carried out all five steps of due diligence for responsible supply chains of 3TG from the DRC and adjoining countries; and

◦	support spot checks and/or audits at SOR facilities.
OECD Step 3: Design and implement strategy to respond to identified risks

•	Adopted a risk management plan to review due diligence of suppliers and SORs;

•	Removed 187 suppliers from our supply chain for not complying with our conflict mineral requirements;

•
Performed risk mitigation efforts by following up with tier one suppliers for validation and additional information and encouraged all smelters without RMAP “Compliant” status to participate in an independent third-party audit program;

•	Sent “thank you” emails to smelters with RMAP “Compliant” status for being certified as conflict-free;

•	Responded to supplier and customer inquiries in a timely manner by both Halliburton and our third-party service provider;

•	Provided findings and progress reports periodically to senior management, including the senior director of PM&L Governance, Risk & Compliance and the senior manager of Risk Management & Reporting;

•	Attended webinars and reviewed online resources to learn and understand new developments and best practices;

•
Contracted third-party to perform due diligence on CMRTs received. Third-party service provider investigated the source and chain of custody of the regulated metals. If the SOR was not certified through the RMAP, the LBMA, or the RJC, the third-party service provider:

◦
Attempted to contact the SOR to gain more information about their sourcing practices, including countries of origin and transfer, and whether there were any internal due diligence procedures in place or other processes the SORs took to track the chain of custody on the source of its mineral ores;

◦	Reviewed whether the SOR had a documented, effective and communicated conflict-free policy, an accounting system to support a mass balance of materials processed, and traceability documentation; and

◦	Researched to determine whether there were publicly available sources regarding the SORs sourcing practices to validate provided information.
OECD Step 4: Carry out independent third-party audit of supply chain due diligence

•	As a member of the RMI and through our financial support by joining, we:

◦
exercise leverage over upstream suppliers indirectly by requiring SORs to undergo an independent third-party audit, which requires due diligence, traceability, chain of custody, risk assessment, and mitigation activities upstream;

◦	support the RMI’s efforts to monitor whether SOR(s) demonstrate significant and measurable improvement within a reasonable time frame from the adoption of their risk management plans; and

◦	support the RMI’s independent third party audits of the SOR’s due diligence practices through the RMAP.

•	Reviewed meeting notes from the RMI Smelter Engagement Team (SET) and Due Diligence Team.
OECD Step 5: Report on supply chain due diligence

•	Report annually on supply chain due diligence by filing with the SEC a Form SD and Conflict Minerals Report (CMR); and

•	Upload CMR to our company website at http://ir.halliburton.com/phoenix.zhtml?c=67605&p=irol-sec, on an annual basis.

Section IV - Results of Due Diligence Measures

A total of 1,552 suppliers were identified as in-scope for conflict mineral regulatory purposes and contacted as part of the RCOI process conducted by our third-party service provider. The response rate among these suppliers was 69% (1,067). Of these responding suppliers, 64% (679) confirmed their supply to Halliburton did not contain 3TG. The remaining 36% (388) of suppliers used 321 different SORs, of which, 60 indicated DRC sourcing. Out of the 60 SORs, two were not certified.

•
According to the RMI database, one of the two uncertified smelters temporarily ceased operations in April 2017. We will continue to monitor operational status and take action if smelter resumes operations.

•
We outreached the second uncertified smelter via email urging them to become conflict-free certified. Additionally, we are also working with our suppliers who listed the uncertified smelter in their CMRT to determine if the smelter was used in our products since CMRTs were not returned at the product-level. Action plans will be implemented to remove the smelter, if applicable. Any supplier who does not comply with our expectations is subject to termination.

A total of 485 suppliers (31%) did not respond to our request to complete a CMRT as required by our MPA, standard terms and conditions, and Supplier Ethics Statement. Of these non-respondent suppliers, 187 suppliers (39%) were removed from our supply chain. For the remaining 298 non-respondent suppliers (61%), corrective action plans will be developed to ensure supplier requirements are met or they will be removed from our supply chain.

Halliburton received some incomplete responses from those surveyed. Some suppliers were unable to determine if they had provided conflict minerals originating from the DRC or an adjoining country, and other suppliers did not respond. Since all CMRTs were not submitted at a product-level, we do not have sufficient information to determine all SORs in our supply chain. The country of origin information was provided by our third-party service provider, based on information provided from the SORs as part of the RMAP and other interactions the third-party service provider may have had with the SORs.

Based on the information provided by our suppliers and our own due diligence efforts through May 2018 with 321 verified SORs (see Annex I), the below was identified:

•	253 SORs (79%) have received compliant status; meaning audited and found compliant with the relevant RMAP protocol;

◦	58 out of 253 SORs were identified to source 3TG from the DRC or adjoining countries, all of them found to be conflict-free certified.

•	57 SORs (18%) have not received compliant or active status, the RMI status for these will be noted as “Other” in Annex I;

◦	37 out of 57 SORs were identified not to source 3TG from the DRC or adjoining countries;

◦	2 out of 57 SORs were identified to source 3TG from the DRC or adjoining countries; and

•	Note: As previously mentioned, one of these smelters ceased operations in April 2017.

◦	18 out of 57 SORs were unidentifiable to source 3TG from the DRC or adjoining countries.

•	11 SORs (3%) have received active status, meaning engaged in the program but not yet certified compliant.

For the 321 SORs mentioned above, our third-party service provider was able to provide countries of origin for most SORs. The countries of origin for the Products purchased by the identified SORs are listed in Annex II.

Section V - Risk Mitigation for Future Due Diligence

Halliburton will continually work toward a conflict-free supply chain with ethical sourcing of materials and products. There are many stakeholders that are dependent directly or indirectly on legal mining operations in the DRC or an adjoining country which are not benefiting armed groups in that region. Halliburton promotes verifiable conflict-free sourcing from the DRC or an adjoining country.

Halliburton will take the following measures to enhance its due diligence on the source and chain of custody of conflict minerals by:

•	Developing corrective action plans for non-respondent suppliers to ensure they are in compliance with our supplier requirements;

•	Developing corrective action plans for suppliers using the active SOR that sources from the DRC or adjoining countries and has not received compliant or active status from RMI;

•	Encouraging suppliers to evaluate the business relationship with SORs refusing to proceed with an independent third-party audit program;

•	Providing assistance and education regarding the Dodd-Frank Act Section 1502 to suppliers to escalate down compliance requirements to more tiers of our supply chain;

•	Encouraging eligible SORs’ identification from the suppliers; and

•	Contacting SORs without a RMAP “Compliant” status in our supply chain to participate in an independent third-party audit program.

Reference: The OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (Third Edition) can be found at http://www.oecd.org/daf/inv/mne/OECD-Due-Diligence-Guidance-Minerals-Edition3.pdf.

Section VI - Inherent Limitations on Due Diligence Measures

As a downstream purchaser and user of conflict minerals, Halliburton’s due diligence measures can provide only reasonable, not absolute, assurance regarding the source and chain of custody of the necessary conflict minerals. Our due diligence processes are based on the necessity of seeking data from our tier one suppliers and those suppliers seeking similar information within their supply chains to identify the original sources of the necessary conflict minerals. Such sources of information may yield inaccurate or incomplete information and may be subject to fraud. Many of our suppliers were nonresponsive and many were uncertain or provided data at a company or division level, as further described below. Halliburton has undertaken measures to verify responses and minimize these limitations, but cannot guarantee the accuracy of the responses provided.

Halliburton’s supply chains are diverse between product service lines. Our products are many tiers removed from the SORs. To determine whether any 3TG was sourced from the DRC or an adjoining country, we relied on our tier one suppliers responding with accurate SOR identification information. Many suppliers provided responses with SOR information based on a company or divisional level, rather than a product-level specific to the materials and components we use. As such, the aggregated information set forth in Annex I and Annex II does not necessarily relate to materials or components used in Halliburton’s products.

ANNEX I - Smelters or Refiners (SORs)

The information in this Annex is an aggregation of data provided by Halliburton’s suppliers and not a confirmation of conflict minerals contained in our products.

Metal	Standard Smelter or Refiner Name	Smelter Facility Location	RMI Smelter ID	≡RMI Audit Status	Source from Covered Countries?
Gold	Abington Reldan Metals, LLC	United States	CID002708	Other	Unknown
Gold	Advanced Chemical Company	United States	CID000015	Compliant	No
Gold	African Gold Refinery	Uganda	CID003185	Other	Unknown
Gold	Aida Chemical Industries Co., Ltd.	Japan	CID000019	Compliant	No
Gold	Al Etihad Gold LLC	United Arab Emirates	CID002560	Compliant	Unknown
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany	CID000035	Compliant	No
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	CID000041	Compliant	Yes
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	CID000058	Compliant	No
Gold	Argor-Heraeus S.A.	Switzerland	CID000077	Compliant	No
Gold	Asahi Pretec Corp.	Japan	CID000082	Compliant	No
Gold	Asahi Refining Canada Ltd.	Canada	CID000924	Compliant	No
Gold	Asahi Refining USA Inc.	United States	CID000920	Compliant	No
Gold	Asaka Riken Co., Ltd.	Japan	CID000090	Compliant	Yes
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	CID000103	Other	No
Gold	AU Traders and Refiners	South Africa	CID002850	Compliant	Unknown
Gold	Aurubis AG	Germany	CID000113	Compliant	No
Gold	Bangalore Refinery	India	CID002863	Active	Unknown
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	CID000128	Compliant	No
Gold	Boliden AB	Sweden	CID000157	Compliant	No
Gold	C. Hafner GmbH + Co. KG	Germany	CID000176	Compliant	No
Gold	Caridad	Mexico	CID000180	Other	No
Gold	CCR Refinery - Glencore Canada Corporation	Canada	CID000185	Compliant	Yes
Gold	Cendres + Metaux S.A.	Switzerland	CID000189	Compliant	No
Gold	Chimet S.p.A.	Italy	CID000233	Compliant	No
Gold	Chugai Mining	Japan	CID000264	Other	No
Gold	Daejin Indus Co., Ltd.	Korea, Republic of	CID000328	Compliant	No
Gold	Daye Non-Ferrous Metals Mining Ltd.	China	CID000343	Other	No
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany	CID002867	Other	Unknown
Gold	DODUCO Contacts and Refining GmbH	Germany	CID000362	Compliant	No
Gold	Dowa	Japan	CID000401	Compliant	No
Gold	DS PRETECH Co., Ltd.	Korea, Republic of	CID003195	Active	Unknown
Gold	DSC (Do Sung Corporation)	Korea, Republic of	CID000359	Compliant	No
Gold	Eco-System Recycling Co., Ltd.	Japan	CID000425	Compliant	No

Gold	Elemetal Refining, LLC	United States	CID001322	Other	Yes
Gold	Emirates Gold DMCC	United Arab Emirates	CID002561	Compliant	No
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe	CID002515	Other	No
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	India	CID002852	Other	Unknown
Gold	Geib Refining Corporation	United States	CID002459	Compliant	No
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China	CID002243	Compliant	No
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China	CID001909	Other	No
Gold	Guangdong Jinding Gold Limited	China	CID002312	Other	No
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China	CID000651	Other	No
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China	CID000671	Other	No
Gold	HeeSung Metal Ltd.	Korea, Republic of	CID000689	Compliant	Unknown
Gold	Heimerle + Meule GmbH	Germany	CID000694	Compliant	No
Gold	Heraeus Metals Hong Kong Ltd.	China	CID000707	Compliant	No
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany	CID000711	Compliant	No
Gold	Hunan Chenzhou Mining Co., Ltd.	China	CID000767	Other	No
Gold	HwaSeong CJ CO., LTD.	Korea, Republic of	CID000778	Other	No
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	CID000801	Compliant	No
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	CID000807	Compliant	No
Gold	Istanbul Gold Refinery	Turkey	CID000814	Compliant	No
Gold	Italpreziosi	Italy	CID002765	Compliant	Unknown
Gold	Japan Mint	Japan	CID000823	Compliant	No
Gold	Jiangxi Copper Co., Ltd.	China	CID000855	Compliant	Yes
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	CID000927	Compliant	No
Gold	JSC Uralelectromed	Russian Federation	CID000929	Compliant	No
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	CID000937	Compliant	No
Gold	Kaloti Precious Metals	United Arab Emirates	CID002563	Other	No
Gold	Kazakhmys Smelting LLC	Kazakhstan	CID000956	Other	No
Gold	Kazzinc	Kazakhstan	CID000957	Compliant	No
Gold	Kennecott Utah Copper LLC	United States	CID000969	Compliant	No
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland	CID002511	Active	No
Gold	Kojima Chemicals Co., Ltd.	Japan	CID000981	Compliant	No
Gold	Korea Zinc Co., Ltd.	Korea, Republic of	CID002605	Compliant	Unknown
Gold	Kyrgyzaltyn JSC	Kyrgyzstan	CID001029	Compliant	No
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation	CID002865	Other	Unknown
Gold	L'azurde Company For Jewelry	Saudi Arabia	CID001032	Other	No
Gold	Lingbao Gold Co., Ltd.	China	CID001056	Other	No
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China	CID001058	Other	No
Gold	L'Orfebre S.A.	Andorra	CID002762	Active	Unknown

Gold	LS-NIKKO Copper Inc.	Korea, Republic of	CID001078	Compliant	No
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	CID001093	Other	No
Gold	Marsam Metals	Brazil	CID002606	Compliant	Unknown
Gold	Materion	United States	CID001113	Compliant	No
Gold	Matsuda Sangyo Co., Ltd.	Japan	CID001119	Compliant	No
Gold	Metalor Technologies (Hong Kong) Ltd.	China	CID001149	Compliant	No
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	CID001152	Compliant	No
Gold	Metalor Technologies (Suzhou) Ltd.	China	CID001147	Compliant	No
Gold	Metalor Technologies S.A.	Switzerland	CID001153	Compliant	No
Gold	Metalor USA Refining Corporation	United States	CID001157	Compliant	No
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	CID001161	Compliant	No
Gold	Mitsubishi Materials Corporation	Japan	CID001188	Compliant	Yes
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001193	Compliant	No
Gold	MMTC-PAMP India Pvt., Ltd.	India	CID002509	Compliant	No
Gold	Modeltech Sdn Bhd	Malaysia	CID002857	Active	Unknown
Gold	Morris and Watson	New Zealand	CID002282	Other	No
Gold	Morris and Watson Gold Coast	Australia	CID002866	Other	Unknown
Gold	Moscow Special Alloys Processing Plant	Russian Federation	CID001204	Compliant	No
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	CID001220	Compliant	No
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	CID001236	Other	No
Gold	NH Recytech Company	Korea, Republic of	CID003189	Active	Unknown
Gold	Nihon Material Co., Ltd.	Japan	CID001259	Compliant	Yes
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria	CID002779	Compliant	No
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	CID001325	Compliant	No
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation	CID001326	Compliant	No
Gold	OJSC Novosibirsk Refinery	Russian Federation	CID000493	Compliant	No
Gold	PAMP S.A.	Switzerland	CID001352	Compliant	No
Gold	Pease & Curren	United States	CID002872	Other	Unknown
Gold	Penglai Penggang Gold Industry Co., Ltd.	China	CID001362	Other	No
Gold	Planta Recuperadora de Metales SpA	Chile	CID002919	Compliant	Unknown
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	CID001386	Compliant	Yes
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	CID001397	Compliant	No
Gold	PX Precinox S.A.	Switzerland	CID001498	Compliant	No
Gold	Rand Refinery (Pty) Ltd.	South Africa	CID001512	Compliant	Yes
Gold	Refinery of Seemine Gold Co., Ltd.	China	CID000522	Other	No

Gold	Remondis Argentia B.V.	Netherlands	CID002582	Active	Unknown
Gold	Republic Metals Corporation	United States	CID002510	Compliant	No
Gold	Royal Canadian Mint	Canada	CID001534	Compliant	No
Gold	SAAMP	France	CID002761	Compliant	Unknown
Gold	Sabin Metal Corp.	United States	CID001546	Other	No
Gold	Safimet S.p.A	Italy	CID002973	Compliant	No
Gold	SAFINA A.S.	Czech Republic	CID002290	Active	No
Gold	Sai Refinery	India	CID002853	Other	Unknown
Gold	Samduck Precious Metals	Korea, Republic of	CID001555	Compliant	Yes
Gold	SAMWON METALS Corp.	Korea, Republic of	CID001562	Other	No
Gold	SAXONIA Edelmetalle GmbH	Germany	CID002777	Compliant	No
Gold	Schone Edelmetaal B.V.	Netherlands	CID001573	Other	No
Gold	SEMPSA Joyeria Plateria S.A.	Spain	CID001585	Compliant	No
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	CID001619	Other	No
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	CID001622	Compliant	No
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	CID001736	Compliant	Unknown
Gold	Singway Technology Co., Ltd.	Taiwan	CID002516	Compliant	No
Gold	So Accurate Group, Inc.	United States	CID001754	Other	No
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	CID001756	Compliant	No
Gold	Solar Applied Materials Technology Corp.	Taiwan	CID001761	Compliant	No
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania	CID003153	Other	Unknown
Gold	Sudan Gold Refinery	Sudan	CID002567	Other	Unknown
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	CID001798	Compliant	No
Gold	SungEel HiMetal Co., Ltd.	Korea, Republic of	CID002918	Compliant	Unknown
Gold	T.C.A S.p.A	Italy	CID002580	Compliant	No
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	CID001875	Compliant	No
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	China	CID001916	Compliant	No
Gold	Tokuriki Honten Co., Ltd.	Japan	CID001938	Compliant	No
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China	CID001947	Other	No
Gold	Tony Goetz NV	Belgium	CID002587	Other	Unknown
Gold	TOO Tau-Ken-Altyn	Kazakhstan	CID002615	Other	Unknown
Gold	Torecom	Korea, Republic of	CID001955	Compliant	No
Gold	Umicore Brasil Ltda.	Brazil	CID001977	Compliant	No
Gold	Umicore Precious Metals Thailand	Thailand	CID002314	Compliant	No
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	CID001980	Compliant	No
Gold	United Precious Metal Refining, Inc.	United States	CID001993	Compliant	No
Gold	Universal Precious Metals Refining Zambia	Zambia	CID002854	Other	Unknown
Gold	Valcambi S.A.	Switzerland	CID002003	Compliant	No

Gold	Western Australian Mint (T/a The Perth Mint)	Australia	CID002030	Compliant	No
Gold	WIELAND Edelmetalle GmbH	Germany	CID002778	Compliant	No
Gold	Yamakin Co., Ltd.	Japan	CID002100	Compliant	No
Gold	Yokohama Metal Co., Ltd.	Japan	CID002129	Compliant	No
Gold	Yunnan Copper Industry Co., Ltd.	China	CID000197	Other	No
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	CID002224	Compliant	No
Tantalum	Asaka Riken Co., Ltd.	Japan	CID000092	Compliant	Unknown
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China	CID000211	Compliant	Yes
Tantalum	D Block Metals, LLC	United States	CID002504	Compliant	No
Tantalum	Duoluoshan	China	CID000410	Other	Yes
Tantalum	Exotech Inc.	United States	CID000456	Compliant	No
Tantalum	F&X Electro-Materials Ltd.	China	CID000460	Compliant	Yes
Tantalum	FIR Metals & Resource Ltd.	China	CID002505	Compliant	No
Tantalum	Global Advanced Metals Aizu	Japan	CID002558	Compliant	Yes
Tantalum	Global Advanced Metals Boyertown	United States	CID002557	Compliant	Yes
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	China	CID000291	Compliant	Yes
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China	CID000616	Compliant	Yes
Tantalum	H.C. Starck Co., Ltd.	Thailand	CID002544	Compliant	Yes
Tantalum	H.C. Starck Hermsdorf GmbH	Germany	CID002547	Compliant	Yes
Tantalum	H.C. Starck Inc.	United States	CID002548	Compliant	Yes
Tantalum	H.C. Starck Ltd.	Japan	CID002549	Compliant	Yes
Tantalum	H.C. Starck Smelting GmbH & Co. KG	Germany	CID002550	Compliant	Yes
Tantalum	H.C. Starck Tantalum and Niobium GmbH	Germany	CID002545	Compliant	Yes
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	CID002492	Compliant	No
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	CID002512	Compliant	Unknown
Tantalum	Jiangxi Tuohong New Raw Material	China	CID002842	Compliant	Unknown
Tantalum	Jiujiang Janny New Material Co., Ltd.	China	CID003191	Compliant	Unknown
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	CID000914	Compliant	Yes
Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited	China	CID000917	Compliant	Yes
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	CID002506	Compliant	Yes
Tantalum	KEMET Blue Metals	Mexico	CID002539	Compliant	Yes
Tantalum	Kemet Blue Powder	United States	CID002568	Compliant	Yes
Tantalum	LSM Brasil S.A.	Brazil	CID001076	Compliant	Yes
Tantalum	Metallurgical Products India Pvt., Ltd.	India	CID001163	Compliant	No
Tantalum	Mineracao Taboca S.A.	Brazil	CID001175	Compliant	No
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001192	Compliant	No
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	CID001277	Compliant	Yes

Tantalum	NPM Silmet AS	Estonia	CID001200	Compliant	No
Tantalum	Power Resources Ltd.	Macedonia, The Former Yugoslav Republic Of	CID002847	Compliant	Unknown
Tantalum	QuantumClean	United States	CID001508	Compliant	No
Tantalum	Resind Industria e Comercio Ltda.	Brazil	CID002707	Compliant	Unknown
Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	China	CID001522	Compliant	No
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	CID001769	Compliant	No
Tantalum	Taki Chemical Co., Ltd.	Japan	CID001869	Compliant	Yes
Tantalum	Telex Metals	United States	CID001891	Compliant	No
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	CID001969	Compliant	Yes
Tantalum	XinXing Haorong Electronic Material Co., Ltd.	China	CID002508	Compliant	No
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	China	CID002307	Other	No
Tin	Alpha	United States	CID000292	Compliant	No
Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam	CID002703	Other	No
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	CID000228	Compliant	No
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China	CID003190	Compliant	Unknown
Tin	China Tin Group Co., Ltd.	China	CID001070	Compliant	No
Tin	CNMC (Guangxi) PGMA Co., Ltd.	China	CID000278	Other	No
Tin	CV Ayi Jaya	Indonesia	CID002570	Compliant	No
Tin	CV Dua Sekawan	Indonesia	CID002592	Compliant	Unknown
Tin	CV Gita Pesona	Indonesia	CID000306	Compliant	No
Tin	CV Tiga Sekawan	Indonesia	CID002593	Compliant	Unknown
Tin	CV United Smelting	Indonesia	CID000315	Compliant	Yes
Tin	CV Venus Inti Perkasa	Indonesia	CID002455	Compliant	Yes
Tin	Dowa	Japan	CID000402	Compliant	Unknown
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam	CID002572	Other	No
Tin	EM Vinto	Bolivia	CID000438	Compliant	Yes
Tin	Estanho de Rondonia S.A.	Brazil	CID000448	Other	No
Tin	Fenix Metals	Poland	CID000468	Compliant	No
Tin	Gejiu Fengming Metallurgy Chemical Plant	China	CID002848	Compliant	Unknown
Tin	Gejiu Jinye Mineral Company	China	CID002859	Compliant	Unknown
Tin	Gejiu Kai Meng Industry and Trade LLC	China	CID000942	Compliant	No
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	CID000538	Compliant	No
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	CID001908	Compliant	No
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	CID000555	Other	Unknown
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	CID003116	Compliant	Unknown

Tin	Guanyang Guida Nonferrous Metal Smelting Plant	China	CID002849	Compliant	Unknown
Tin	HuiChang Hill Tin Industry Co., Ltd.	China	CID002844	Compliant	Unknown
Tin	Huichang Jinshunda Tin Co., Ltd.	China	CID000760	Compliant	No
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	China	CID000244	Compliant	Yes
Tin	Jiangxi New Nanshan Technology Ltd.	China	CID001231	Compliant	No
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil	CID002468	Compliant	Yes
Tin	Malaysia Smelting Corporation (MSC)	Malaysia	CID001105	Compliant	Yes
Tin	Melt Metais e Ligas S.A.	Brazil	CID002500	Compliant	No
Tin	Metallic Resources, Inc.	United States	CID001142	Compliant	No
Tin	Metallo Belgium N.V.	Belgium	CID002773	Compliant	Yes
Tin	Metallo Spain S.L.U.	Spain	CID002774	Compliant	No
Tin	Mineracao Taboca S.A.	Brazil	CID001173	Compliant	No
Tin	Minsur	Peru	CID001182	Compliant	No
Tin	Mitsubishi Materials Corporation	Japan	CID001191	Compliant	No
Tin	Modeltech Sdn Bhd	Malaysia	CID002858	Active	Unknown
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam	CID002573	Other	No
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	CID001314	Compliant	No
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	CID002517	Compliant	No
Tin	Operaciones Metalurgical S.A.	Bolivia	CID001337	Compliant	Yes
Tin	Pongpipat Company Limited	Myanmar	CID003208	Other	Unknown
Tin	PT Aries Kencana Sejahtera	Indonesia	CID000309	Compliant	No
Tin	PT Artha Cipta Langgeng	Indonesia	CID001399	Compliant	No
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	CID002503	Compliant	No
Tin	PT Babel Inti Perkasa	Indonesia	CID001402	Compliant	No
Tin	PT Babel Surya Alam Lestari	Indonesia	CID001406	Active	No
Tin	PT Bangka Prima Tin	Indonesia	CID002776	Compliant	No
Tin	PT Bangka Serumpun	Indonesia	CID003205	Compliant	Unknown
Tin	PT Bangka Tin Industry	Indonesia	CID001419	Compliant	Yes
Tin	PT Belitung Industri Sejahtera	Indonesia	CID001421	Compliant	No
Tin	PT Bukit Timah	Indonesia	CID001428	Compliant	Yes
Tin	PT DS Jaya Abadi	Indonesia	CID001434	Compliant	No
Tin	PT Eunindo Usaha Mandiri	Indonesia	CID001438	Compliant	Yes
Tin	PT Inti Stania Prima	Indonesia	CID002530	Compliant	No
Tin	PT Karimun Mining	Indonesia	CID001448	Compliant	No
Tin	PT Kijang Jaya Mandiri	Indonesia	CID002829	Compliant	Unknown
Tin	PT Lautan Harmonis Sejahtera	Indonesia	CID002870	Compliant	Unknown
Tin	PT Menara Cipta Mulia	Indonesia	CID002835	Compliant	Unknown
Tin	PT Mitra Stania Prima	Indonesia	CID001453	Compliant	No
Tin	PT Panca Mega Persada	Indonesia	CID001457	Compliant	No
Tin	PT Premium Tin Indonesia	Indonesia	CID000313	Compliant	No
Tin	PT Prima Timah Utama	Indonesia	CID001458	Compliant	No
Tin	PT Refined Bangka Tin	Indonesia	CID001460	Compliant	No
Tin	PT Sariwiguna Binasentosa	Indonesia	CID001463	Compliant	No

Tin	PT Stanindo Inti Perkasa	Indonesia	CID001468	Compliant	Yes
Tin	PT Sukses Inti Makmur	Indonesia	CID002816	Compliant	No
Tin	PT Sumber Jaya Indah	Indonesia	CID001471	Compliant	Yes
Tin	PT Timah (Persero) Tbk Kundur	Indonesia	CID001477	Compliant	Yes
Tin	PT Timah (Persero) Tbk Mentok	Indonesia	CID001482	Compliant	Yes
Tin	PT Tinindo Inter Nusa	Indonesia	CID001490	Compliant	Yes
Tin	PT Tommy Utama	Indonesia	CID001493	Compliant	No
Tin	Resind Industria e Comercio Ltda.	Brazil	CID002706	Compliant	Unknown
Tin	Rui Da Hung	Taiwan	CID001539	Compliant	No
Tin	Soft Metais Ltda.	Brazil	CID001758	Compliant	No
Tin	Super Ligas	Brazil	CID002756	Other	Unknown
Tin	Thaisarco	Thailand	CID001898	Compliant	Yes
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam	CID002574	Other	No
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil	CID002036	Compliant	No
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	CID002158	Compliant	No
Tin	Yunnan Tin Company Limited	China	CID002180	Compliant	No
Tungsten	A.L.M.T. TUNGSTEN Corp.	Japan	CID000004	Compliant	Yes
Tungsten	ACL Metais Eireli	Brazil	CID002833	Compliant	Unknown
Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam	CID002502	Compliant	Yes
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China	CID002513	Compliant	No
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	CID000258	Compliant	Yes
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China	CID000499	Compliant	No
Tungsten	Ganzhou Haichuang Tungsten Industry Co., Ltd.	China	CID002645	Active	Unknown
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China	CID000875	Compliant	Yes
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	CID002315	Compliant	Yes
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	CID002494	Compliant	No
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	China	CID002536	Other	No
Tungsten	Global Tungsten & Powders Corp.	United States	CID000568	Compliant	No
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	CID000218	Compliant	No
Tungsten	H.C. Starck Smelting GmbH & Co. KG	Germany	CID002542	Compliant	Unknown
Tungsten	H.C. Starck Tungsten GmbH	Germany	CID002541	Compliant	Yes
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China	CID000766	Compliant	No
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China	CID002579	Compliant	No
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China	CID000769	Compliant	No
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	China	CID003182	Other	Unknown
Tungsten	Hydrometallurg, JSC	Russian Federation	CID002649	Compliant	Yes
Tungsten	Japan New Metals Co., Ltd.	Japan	CID000825	Compliant	No
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	CID002551	Compliant	No

Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	China	CID002647	Other	Unknown
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	CID002321	Compliant	No
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China	CID002313	Other	No
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	CID002318	Compliant	No
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	CID002317	Compliant	Yes
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	China	CID002535	Compliant	No
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	CID002316	Compliant	No
Tungsten	Kennametal Fallon	United States	CID000966	Compliant	No
Tungsten	Kennametal Huntsville	United States	CID000105	Compliant	No
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	CID002319	Compliant	No
Tungsten	Moliren Ltd.	Russian Federation	CID002845	Compliant	Unknown
Tungsten	Niagara Refining LLC	United States	CID002589	Compliant	No
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Viet Nam	CID002543	Compliant	No
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines	CID002827	Compliant	Unknown
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	China	CID002815	Compliant	Unknown
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Viet Nam	CID001889	Compliant	No
Tungsten	Unecha Refractory Metals Plant	Russian Federation	CID002724	Compliant	Unknown
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	Viet Nam	CID002011	Compliant	Yes
Tungsten	Wolfram Bergbau und Hutten AG	Austria	CID002044	Compliant	No
Tungsten	Woltech Korea Co., Ltd.	Korea, Republic of	CID002843	Compliant	Unknown
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	CID002320	Compliant	Yes
Tungsten	Xiamen Tungsten Co., Ltd.	China	CID002082	Compliant	Yes
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China	CID002830	Compliant	Unknown
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China	CID002095	Compliant	No

≡ Reported by the RMI RMAP on April 2018
Compliant - audited and found compliant with the relevant RMAP protocol
Active - engaged in the program but not yet compliant
Other - have not received compliant or active status

ANNEX II - Countries of Origin

The information in this Annex is an aggregation of data provided by Halliburton’s suppliers and not a confirmation of conflict minerals contained in our products.

Countries of origin include:

Angola	Hong Kong	Peru
Argentina	Hungary	Philippines
Armenia	India	Poland
Australia	Indonesia	Portugal
Austria	Ireland	Republic of Congo
Belarus	Israel	Russia
Belgium	Italy	Rwanda
Bermuda	Ivory Coast	Saudi Arabia
Bolivia	Japan	Sierra Leone
Brazil	Jersey	Singapore
Burundi	Kazakhstan	Slovakia
Cambodia	Kenya	South Africa
Canada	Korea	South Sudan
Central African Republic	Kyrgyzstan	Spain
Chile	Laos	Suriname
China	Luxembourg	Sweden
Colombia	Madagascar	Switzerland
Czech Republic	Malaysia	Taiwan
Djibouti	Mali	Tajikistan
DRC	Mexico	Tanzania
Ecuador	Mongolia	Thailand
Egypt	Morocco	Turkey
Estonia	Mozambique	Uganda
Ethiopia	Myanmar	United Arab Emirates
Finland	Namibia	United Kingdom
France	Netherlands	United States of America
Germany	New Zealand	Uzbekistan
Ghana	Niger	Vietnam
Guinea	Nigeria	Zambia
Guyana	Papua New Guinea	Zimbabwe